UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 18, 2010

SOUTHWEST GAS CORPORATION

(Exact name of registrant as specified in its charter)

California	1-7850	88-0085720
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

5241 Spring Mountain Road Post Office Box 98510 Las Vegas, Nevada	89193-8510
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (702) 876-7237

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On November 18, 2010, Southwest Gas Corporation (the “Company”) entered into a Note Purchase Agreement (the “Purchase Agreement”) with Metropolitan Life Insurance Company, John Hancock Life Insurance Company (U.S.A.), certain of their respective affiliates and Union Fidelity Life Insurance Company (collectively, the “Purchasers”), pursuant to which the Company agreed to sell an aggregate principal amount of $125 million of its 6.1% Senior Notes (the “Notes”) to the Purchasers. The Notes will be unsecured and unsubordinated obligations of the Company, due in February 2041.

The closing of the sale of the Notes is expected to occur on February 15, 2011, or on such other business day prior to February 15, 2011 as may be agreed upon by the Company and the Purchasers. The closing is subject to customary closing conditions.

The full net proceeds from the Notes will be used to partially repay the maturing 8.375% $200 million debentures due in February 2011.

The Purchase Agreement contains customary representations and warranties. The Company has agreed to customary affirmative and negative covenants for as long as the Notes are outstanding, including, subject to certain exceptions and qualifications, among other things, (i) a maximum leverage ratio; (ii) a minimum net worth; and (iii) limitations on the Company’s ability to incur secured indebtedness or liens.

The Notes will be subject to customary events of default, including without limitation, (i) failure to make payments on principal or premium, if any, upon maturity; (ii) failure to pay interest within five business days after the same becomes due and payable; (iii) breaches of certain covenants and agreements; (iv) cross default to payment defaults, including by reason of acceleration, on certain other indebtedness in excess of $10 million; (v) certain events of bankruptcy and insolvency, and (vi) failure to pay judgments in excess of $10 million within a specified period.

The foregoing description of the Purchase Agreement is qualified in its entirety by reference to the terms of the Purchase Agreement, a copy of which is attached as Exhibit 4.1 hereto and incorporated herein by reference. The foregoing description of the Notes is qualified in its entirety by reference to the terms of the Notes, the form of which is included as an exhibit of the Purchase Agreement and incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 hereto is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

4.1	Note Purchase Agreement, dated November 18, 2010, by and between the Company and the Purchasers listed on Schedule A thereto.

4.2	Form of 6.1% Senior Note due 2041 (attached as an exhibit to Exhibit 4.1 hereto).

*        *        *

This Current Report on Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements contain words such as “may,” “will,” “might,” “expect,” “believe,” “anticipate,” “could,” “would,” “estimate,” “continue,” “pursue,” or the negative thereof or comparable terminology, and may include (without limitation) statements regarding the terms and conditions of the sale of the Notes and the timing of the closing of the sale of the Notes. Forward-looking statements involve certain risks and uncertainties, and actual results may differ materially from those discussed in each such statement. Factors that could cause actual results to differ include (without limitation) the possibility that the sale of the Notes may be delayed or may not close on the terms anticipated, or at all. Additional factors are discussed in Part I, Item 1A, “Risk Factors” in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2009, and in the Company’s other current and periodic reports filed from time to time with the Securities and Exchange Commission. All forward-looking statements in this document are made as of the date hereof, based on information available to the Company as of the date hereof, and the Company assumes no obligation to update any forward-looking statement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOUTHWEST GAS CORPORATION

Date: November 24, 2010	/S/ GREGORY J. PETERSON
Gregory J. Peterson
Vice President/Controller and Chief Accounting Officer

EXHIBIT INDEX

Exhibit Number	Description

4.1	Note Purchase Agreement, dated November 18, 2010, by and between the Company and the Purchasers listed on Schedule A thereto.

4.2	Form of 6.1% Senior Note due 2041 (attached as an exhibit to Exhibit 4.1 hereto).